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                                                                    EXHIBIT 5(a)

                              MANAGEMENT AGREEMENT



                                    BETWEEN


                              GOLDMAN SACHS TRUST

                                  ON BEHALF OF

                  GOLDMAN SACHS SHORT DURATION GOVERNMENT FUND


                                      AND


                      GOLDMAN SACHS FUNDS MANAGEMENT, L.P.



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                                    CONTENTS


PARAGRAPH                                                  PAGE
---------                                                  ----

      1.         Appointment of Manager.....................  1

      2.         Delivery of Documents......................  1

      3.         Duties of Manager..........................  2

      4.         Expenses...................................  5

      5.         Compensation...............................  5

      6.         Books and Records..........................  6

      7.         Indemnification............................  6

      8.         Duration and Termination...................  7

      9.         Status of Manager as Independent Contractor  8

      10.        Amendment of Agreement.....................  8

      11.        Shareholder Liability......................  8

      12.        Miscellaneous..............................  8

      13.        Limitation of Liability of Manager.........  8

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                              MANAGEMENT AGREEMENT



     AGREEMENT made this 30th day of April, 1997 between Goldman Sachs Trust, a Delaware business trust (the "Trust") on behalf of Goldman Sachs Short Duration Government Fund (the "Fund") and Goldman Sachs Funds Management, L.P. (the "Manager")


                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust presently offers shares of beneficial interest in Goldman Sachs Short Duration Government Fund (the "Fund"); and

     WHEREAS, the Trust on behalf of the Fund desires to retain the Manager to render investment advisory and administrative services to the Fund and the Manager is willing to so render such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1.   APPOINTMENT OF MANAGER.  The Trust on behalf of the Fund hereby
          ----------------------
appoints the Manager to act as investment adviser and to provide administrative services to the Fund for the periods and on the terms herein set forth. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2.   DELIVERY OF DOCUMENTS.  The Trust on behalf of the Fund has delivered
          ---------------------
(or will deliver as soon as is possible) to the Manager copies of each of the following documents:

          (a) Declaration of Trust of the Trust dated January 28, 1997, together with all amendments thereto (such Declaration of Trust, as presently in effect and as amended from time to time, is herein called the "Trust Agreement"). A copy of the Declaration of Trust is also on file with the Secretary of State of Delaware);

          (b) By-Laws of the Fund (such By-Laws, as presently in effect and as amended from time to time are herein called the "By-Laws");

          (c) Certified resolutions of the sole Shareholder and the Trustees of the Trust approving the terms of this Agreement;

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          (d) Custodian Agreement (including related fee schedule) dated July
          15, 1991 between the Fund and State Street Bank and Trust Company (such Agreement, as presently in effect and as amended and/or superseded from time to time is herein called the "Custodian Agreement");

          (e) Transfer Agency Agreement dated July 15, 1991 between the Fund and the Manager (such Agreement, as presently in effect and as amended and/or superseded from time to time is herein called the "Transfer Agency Agreement");

          (f) Prospectus and Statement of Additional Information of the Fund, dated May 1, 1997, such Prospectus and Statement of Additional Information, as presently in effect and as amended, supplemented and/or superseded from time to time, are herein called the "Prospectus" and "Additional Statement," respectively);

          (g) Post-Effective Amendment No. 30 to the Trust s Registration Statement on Form N-1A (No. 33-17619 under the Securities Act of 1933 (the "1933 Act") and Amendment No. 32 to the Trust's Registration Statement on such Form (No. 811-5349) under the 1940 Act filed as a single document with the Securities and Exchange Commission (the "Commission") on February 25, 1997 (such Registration Statement, as presently in effect and as amended from time to time, is herein called the "Registration Statement").

          The Trust on behalf of the Fund agrees to promptly furnish the manager from time to time with copies of all amendments of or supplements to or otherwise current versions of any of the foregoing documents not heretofore furnished.

     3.   DUTIES OF MANAGER.
          -----------------

          (a) Subject to the general supervision of the Trustees of the Trust, the Manager shall manage the investment operations of the Fund and the composition of the Fund's assets, including the purchase, retention and disposition thereof. In this regard, the Manager

               (i) shall provide supervision of the Fund's assets, furnish a continuous investment program for the Fund, determine from time to time what investments or securities will be purchased, retained or sold by the Fund, and what portion of the assets will be invested or held uninvested as cash;

               (ii) shall place orders pursuant to its determinations either directly with the issuer or with any broker and/or dealer who deals in the securities in which the Fund is active. In placing orders with

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               brokers or dealers, the Manager shall attempt to obtain the best net price and the most favorable execution of its orders. When the execution and price offered by two or more brokers or dealers are comparable, the Manager may, in its discretion, purchase and sell Fund securities to and from brokers or dealers who provide the Fund with brokerage or research services;

               (iii) may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Fund as well as its other customers (including any other Portfolio or any other investment company or advisory account for which the Manager acts as adviser), aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best net price and the most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other customers

          (b) In addition, the Manager shall, subject to the general supervision of the Trustees of the Trust, provide for the administration of all other affairs of the Fund. In this regard, the Manager

               (i) giving due recognition to the fact that certain of such operations are performed by others pursuant to the Custodian Agreement (and the Transfer Agency Agreement to the extent that a person other than the Manager is serving thereunder as the Trust's transfer agent), shall provide supervision of all aspects of the Fund's operations not referred to in paragraph 3(a) above;

               (ii) shall, to the extent not provided pursuant to the Custodian Agreement or the Transfer Agency Agreement, provide the Fund with personnel to perform such executive, administrative and clerical services as are reasonably necessary to provide effective administration of the Fund;

               (iii) shall, to the extent not provided pursuant to the Custodian Agreement or the Transfer Agency Agreement, arrange for
               (A) the preparation for the Fund of all required tax returns, (B) the preparation

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               and submission of reports to existing Shareholders, and (C) the periodic updating of the Prospectus and Additional Statement and the preparation of reports filed with the Commission and other regulatory authorities;

               (iv) shall, to the extent not provided pursuant to the Custodian Agreement or the Transfer Agency Agreement, provide the Fund with adequate office space and all necessary office equipment and services including telephone service, heat, utilities, stationery supplies and similar items, in Chicago, Illinois.

          (c)  The Manager, in the performance of its duties hereunder

               (I) shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

               (ii) shall act in conformity with the Trust Agreement, By-Laws, Prospectus, Additional Statement and Registration Statement and with the instructions and directions of the Trustees of the Trust, and will, subject to the standard set forth in paragraph 3(c)(i) above, comply with and conform to the requirements of the 1940 Act, the Investment Advisers Act of 1940 and all other applicable federal and state laws, regulations and rulings.

          (d) The Manager shall render to the Trustees of the Trust on behalf of the Fund such periodic and special reports as the Trustees may reasonably request.

          (e) The Manager shall notify the Trust on behalf of the Fund of any change in the membership of the Manager within a reasonable time after such change.

          (f) The services of the Manager hereunder are not deemed exclusive and the Manager shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

                                       6
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     4.   EXPENSES.
          --------

          (a) During the term of this Agreement, the Manager will pay all costs incurred by it in connection with the performance of its duties under paragraph 3 hereof, other than the cost (including taxes and brokerage commissions, if any) of securities purchased for the Fund, the cost of the preparations, submissions, updatings and filings referred to in paragraph 3(b)(iii) and, at the option of the Manager (the exercise of which and the extent of such exercise being subject to prior approval by the Trustees of the Trust on behalf of the Fund and by a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party), telephone, personnel and other costs attributable to services for existing Shareholders as well as costs attributable to clerical, administrative, legal, accounting and other non-investment advisory services to the Fund.

          (b) If, in any fiscal year, the sum of the Fund's expenses (including the fee payable pursuant to paragraph 5 hereof, but excluding taxes, interest, brokerage commissions relating to the purchase or sale of portfolio securities, and, where permitted, extraordinary expenses such as for litigation) exceeds the expense limitations applicable to the Fund imposed by state securities administrators, as such limitations may be lowered or raised from time to time, the Manager shall reimburse the Fund in the amount of such excess to the extent required by such expense limitations.

          (c) In addition to the foregoing, the Manager may from time to time at its option (but shall be under no obligation to) voluntarily assume or undertake to reimburse the Fund for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Manager. Any such voluntary assumption or undertaking may be discontinued or modified at any time by the Manager.

     5.   COMPENSATION
          ------------

          (a) For the services provided and the expenses assumed by the Manager pursuant to this Agreement, the Trust on behalf of the Fund will pay to the Manager as full compensation therefor a fee at an annual rate of .50 of 1% of the Fund's average net assets.

          (b) The foregoing fee will be computed based on net assets on each day and will be paid to the Manager monthly.

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     6.   BOOKS AND RECORDS.  The Manager shall maintain all of the Fund's
          -----------------
records (other than those maintained pursuant to the Custodian Agreement or the Transfer Agency Agreement). The Manager agrees that all records which it maintains for the Trust on behalf of the Fund are the property of the Trust on behalf of the Fund and it will surrender promptly to the Trust any of such records upon the Trust's request. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by Rule 31a-1 of the Commission under the 1940 Act.

     7.   INDEMNIFICATION.
          ---------------

          (a) The Trust on behalf of the Fund hereby agrees to indemnify and hold harmless the Manager, its officers, partners and employees and each person, if any, who controls the Manager (collectively, the "Indemnified Parties") against any and all losses, claims, damages or liabilities, joint or several), to which any such Indemnified Party may become subject under the 1933 Act, the Securities Exchange Act of 1934 (as amended), the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon

               (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in (x) the Prospectus, Additional Statement or the Registration Statement, (y) any advertisement or sales literature authorized by the Trust for use in the offer and sale of Shares of the Fund, or (z) any application or other document filed in connection with the qualification of the Fund under the Blue Sky or securities laws of any jurisdiction, except insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission either pertaining to a failure to disclose a breach of the Manager's duties in connection with this Agreement, the Transfer Agency Agreement or the Distribution Agreement of even date herewith between the Trust on behalf of the Fund and the Manager (the "Distribution Agreement") or made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Manager pertaining to or originating with the Manager for use in connection with any document referred to in clauses (x), (y), or (z) or

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               (ii) subject in each case to clause (i) above, the Manager, acting hereunder or under the Distribution Agreement;

          and the Trust on behalf of the Fund will reimburse each Indemnified Party for any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damages, liability or action.

          (b) If the indemnification provided for in paragraph 7(a) is available in accordance with the terms of such paragraph but is for any reason held by a court to be unavailable from the Trust, then the Trust on behalf of the Fund shall contribute to the aggregate amount paid or payable by the Fund and the Indemnified Parties as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Fund and such Indemnified Parties in connection with the operations of the Fund, (ii) the relative fault of the Fund and such Indemnified Parties, and (iii) any other relevant equitable considerations. The Trust on behalf of the Fund and the Manager agree that it would not be just and equitable if contribution pursuant to this subparagraph (b) were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (b). The aggregate amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subparagraph (b) shall be deemed to include any legal or other expenses incurred by the Trust on behalf of the Fund and the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (c) It is understood, however, that nothing in this paragraph 7 shall protect any Indemnified Party against, or entitle any Indemnified Party to indemnification against or contribution with respect to, any liability to the Trust on behalf of the Fund or its Shareholders to which such Indemnified party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties, under this Agreement or the Distribution Agreement, or otherwise to an extent or in a manner inconsistent with Section 17(i) of the 1940 Act.

     8.   DURATION AND TERMINATION.  Insofar as the holders of Shares
          ------------------------
representing the interests of the Fund are affected by this Agreement, it shall continue, unless sooner terminated as provided herein, until June 30, 1998 and thereafter shall continue automatically for periods of one year so long as each such continuance is approved at least annually (a) by the vote of a majority

                                       9
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of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding Shares (as defined with respect to voting securities in the 1940 Act) representing the interests in the Fund; provided, however, that (y) the continuance of this Agreement insofar as the holders of Shares representing the interests of the Fund are affected hereby until June 30, 1998 and (z) this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Trust on behalf of the Fund or by vote of a majority of the outstanding Shares (as so defined) representing the interests in the Fund on 60 days' written notice to the Manager, or by the Manager at any time, without the payment of any penalty, on 60 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

     9.   STATUS OF MANAGER AS INDEPENDENT CONTRACTOR.  The Manager shall for
          -------------------------------------------
all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Trust on behalf of the Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     10.  AMENDMENT OF AGREEMENT.  This Agreement may be amended by mutual
          ----------------------
consent, but the consent of the Fund must be approved (a) by vote of a majority of those Trustees of the Trust on behalf of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding Shares (as defined with respect to voting securities in the 1940 Act) representing the interests in the Fund affected by such amendment.

     11.  SHAREHOLDER LIABILITY.  This Agreement is executed by or on behalf of
          ---------------------
the Fund and the obligations hereunder are not binding upon any of the Trustees, officers or Shareholders of the Fund individually but are binding only upon the Fund and its assets and property.

     12.  MISCELLANEOUS. The captions in this Agreement are included for
          -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and (except as to paragraph 11 hereof which shall be construed in accordance with the laws of the state of Delaware) the laws of the state of Illinois and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, subject to paragraph 7 hereof. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations.

     13.  LIMITATION OF LIABILITY OF MANAGER.  The Manager shall not be liable
          ----------------------------------
for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by the Manager of its obligations and duties under this Agreement. Any person, even though also employed by the Manager, who may be or become an employee of and paid by the Trust or the Fund shall be deemed, when acting within the scope of his employment by the Trust, to be acting in such employment solely for the Trust and not as the Manager's employee or agent.

                                       10
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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.



                              GOLDMAN SACHS TRUST
          (ON BEHALF OF GOLDMAN SACHS SHORT DURATION GOVERNMENT FUND)


       /s/ Michael J. Richman                  /s/ Douglas C. Grip
Attest:_________________________________    By:____________________________
          Michael J. Richman                       Douglas C. Grip
          Secretary of the Registrant              President of the Trust



The foregoing Agreement is hereby accepted as of the date thereof.


                      GOLDMAN SACHS FUNDS MANAGEMENT, L.P.
             A SEPARATE OPERATING DIVISION OF GOLDMAN, SACHS & CO.


        /s/ Michael J. Richman                  /s/ David B. Ford
Attest: _________________________________    By:______________________________
          Michael J. Richman                       David B. Ford
          Counsel to the Funds Group               Managing Director

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